10
                                                EXHIBIT 10.13
                    ACE*COMM CORPORATION
                     OMNIBUS STOCK PLAN
         NON-QUALIFIED STOCK OPTION GRANT AGREEMENT


     This Grant Agreement (the "Agreement") is entered into effective __________ __, 19__ (the "Grant Date"), by and between ACE*COMM Corporation, a Maryland corporation (the
"Company"), and ____________________________________
("Grantee").

     By executing the Agreement, the Company and the Grantee hereby acknowledge that, except as otherwise expressly provided herein, the Agreement supersedes any and all prior understandings or agreements between the Grantee and the Company, whether written or oral, with respect to the grant of stock options for the fiscal year ending June 30, 19__.

                          ARTICLE 1
                       GRANT OF OPTION

     Section 1.1 Grant of Option. Subject to the terms and conditions prescribed in the Agreement and pursuant to the provisions of the Plan, the Company hereby grants to Grantee as of the Grant Date a Non-Qualified Stock Option (the "Option") to purchase all or any part of _______ shares of voting common stock of the Company (the "Stock") at an exercise price of $______ per share (the "Exercise Price").

     Section 1.2 Term of Option. Unless the Option granted pursuant to Section 1.1 hereof terminates earlier pursuant to other provisions of the Agreement, the Option shall expire at 5:00 p.m. Eastern Time on the day following the tenth (10th) anniversary of its Grant Date.

                          ARTICLE 2
                           VESTING

     Section 2.1  Vesting.  Unless the Option has earlier
terminated pursuant to the provisions of the Agreement and except to the extent that vesting has accelerated pursuant to

Section 2.2, Grantee shall become vested in the Option in accordance with the schedule below, provided, however, that Grantee shall have been in the continuous, full-time employ of the Corporation from the Grant Date through the applicable date below:
     Percentage of
         Date                         Option Vested

     (six years from grant date)   34% of any shares not
previously vested
     (seven years from grant date) 33% of any shares not previously vested
     (eight years from grant date) 33% of any shares not previously vested

     Section 2.2 Acceleration of Vesting. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, vesting of the Option shall be accelerated so that Grantee shall become vested in up to one hundred percent (100%) of the Option if the minimum thresholds for the Performance Targets (described below) are achieved for the fiscal year ending June 30, 19__, provided, however, that Grantee shall have been in the continuous full-time employ of the Company from the Grant Date through June 30, 19__. This accelerated vesting, if applicable, shall be effective October 1, 19__.

     Accelerated vesting will occur only to the extent of achievement of certain Performance Targets. The Performance Targets are Division Revenue and Division Margin and Corporate Revenue and Corporate Profit. One-half (1/2) of the shares of Stock available for each category (Division and Corporate) under the Option will be eligible for accelerated vesting with respect to each of the Performance Targets; however, the minimum thresholds (described below) for both Performance Targets in each category must be achieved to trigger any accelerated vesting. If both of the minimum thresholds are achieved, the respective portions of the Option which shall vest pursuant to this Section 2.2 shall be equal to the respective percentages (not to exceed 100%) of the Performance Targets achieved (i.e., the percentage of the range achieved between the minimum thresholds and the maximum performance targets). Hereinafter, the vested portion of the Option shall be referred to as the "Vested Option Shares." Based on the Performance Targets presented below, the Committee shall, in its sole and absolute discretion, determine the extent to which, if any, the Performance Targets have been met, and the extent to which, if any, a portion of the Option shall vest under this Section 2.2. For purposes of this Section 2.2, the Performance Targets for the fiscal year ending June 30, 19__ shall be:

   Performance Targets

                      Option          Minimum     Maximum
Performance Criteria  Shares         Thresholds  Performance

Division Revenue

Division Margin


Corporate Revenue

Corporate Profit

                          ARTICLE 3
                     EXERCISE OF OPTION

     Section 3.1 Exercisability of Option. Except as otherwise provided herein, no portion of the Option shall be exercisable by Grantee prior to the time such portion of the Option has vested. To the extent option share vesting is accelerated under Section 2.2 of the Agreement, such option shall become exercisable, on the third anniversary of the date of grant provided, however, that Grantee shall have been in the continuous, full-time employ of the Corporation from the Grant Date through the applicable anniversary date below:

     To the extent the Option vests on the sixth (6th), seventh (7th) or eighth (8th) anniversaries of the Grant Date under Section 2.1 of the Agreement, the Vested Option Shares shall become exercisable on these dates such shares vest.

     Vested Option Shares that have become exercisable shall remain exercisable throughout the term of this Option, except as otherwise set forth in this Agreement, including Article
4.

     Section 3.2 Acceleration of Exercisability. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, the exercisability of the Option granted to Grantee hereunder shall be accelerated so that the Vested Option Shares shall become one hundred percent (100%) exercisable if there is a Change in Control, provided that Grantee has been in the continuous, full-time employ of the Company from the Grant Date until such Change in Control.
For purposes of this Section 3.2, a "Change in Control" shall occur if (i) there is any sale, exchange or other disposition of substantially all of the Company's assets; (ii) there is any merger, share exchange, consolidation or other reorganization or business combination in which the Company is not the surviving or continuing corporation, or in which the Company's stockholders become entitled to receive cash, securities of the Company other than voting common stock, or securities of another issuer; or (iii) any person or group as such terms are defined in the Securities Exchange Act of 1934 becomes the beneficial owner, as defined in the Exchange Act, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, in the aggregate of securities of the Company representing more than fifty percent (50%) of the total combined voting power of all classes of the Company's then outstanding securities.

     Section 3.3 Manner of Exercise. The exercisable portion of the Option shares may be exercised, in whole or in part, by delivering written notice to the Committee in accordance with Section 5.8 hereof in such form as the Committee may require from time to time; provided, however, that the Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares then exercisable is less than one hundred (100)).
Such notice shall specify the number of shares of Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of the shares of Stock as to which the Option is being exercised and any applicable withholding taxes which may be due. Payment of the Exercise Price and any withholding tax obligations shall be made in cash (or cash equivalents acceptable to the Committee in the Committee's discretion). In the Committee's sole and absolute discretion, the Committee may authorize payment of the Exercise Price and any withholding tax obligations to be made, in whole or in part, by such other means as the Committee may prescribe. The Option may be exercised only in multiples of whole shares and no partial shares shall be issued.

     The Committee, subject to such limitations as it may determine, may authorize payment of the Exercise Price and any withholding tax obligations in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) to the Company to deliver the certificates for such purchased shares directly to such brokerage firm.
Section 3.4 Issuance of Shares and Payment of Cash upon Exercise. Upon exercise of the Option, in whole or in part, in accordance with the terms of the Agreement and upon payment of the Exercise Price and any withholding tax obligations for the shares of Stock as to which the Option is exercised, the Company shall issue to Grantee or Grantee's permitted transferee, as the case may be, the number of shares of Stock so paid for, in the form of fully paid and nonassessable Stock.

                          ARTICLE 4
                    TERMINATION OF OPTION

     Section 4.1 Termination of Employment or Affiliation for Reasons Other Than Death. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, the Option granted to Grantee shall terminate in its entirety, regardless of whether the Option is exercisable in whole or in part, three (3) months after the date Grantee is no longer employed full-time by the Company and its affiliates for any reason other than Grantee's death, but not later than the end of the stated term of the Option.

     Notwithstanding the foregoing, the Option granted to Grantee shall terminate in its entirety, regardless of whether the Option is exercisable in whole or in part, upon termination of the employment of Grantee by the Company or an affiliate for "Cause", as defined hereinafter. For purposes of this Section 4.1, "Cause" means the termination of Grantee's service with the Company or an affiliate because of
(i) a felony conviction of Grantee; (ii) the commission by Grantee of an act of fraud or embezzlement against the Company; (iii) willful misconduct by Grantee which is materially detrimental to the Company; (iv) Grantee's continued failure to implement reasonable requests or directions from his or her direct supervisor after written notice to Grantee; (v) Grantee's wrongful dissemination of confidential or proprietary information; (vi) the intentional and habitual neglect by Grantee of his or her duties to the Company; or (vii) Grantee's breach of any contract or agreement with the Company. The good faith determination by the Committee of whether Grantee's employment was terminated by the Company for "Cause" shall be final and binding for all purposes hereunder.

     Section 4.2 Upon Grantee's Death. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, upon Grantee's death Grantee's executor, personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise all or any portion of the Vested Option Shares which are exercisable as of the Grantee's date of death, provided such exercise occurs within one (1) year after the date of Grantee's death, but not later than the end of the stated term of the Option.

                          ARTICLE 5
                        MISCELLANEOUS

     Section 5.1 Non-Guarantee of Employment or Other Relationship. Nothing in the Plan or the Agreement shall be construed as a contract of employment or for services between the Company (or an affiliate) and Grantee, or as a contractual right of Grantee to continued employment or affiliation with the Company or an affiliate, or as a limitation of the right of the Company or an affiliate to terminate its relationship with Grantee at any time.

     Section 5.2 No Rights of Stockholder. Grantee shall not have any of the rights of a stockholder with respect to the shares of Stock that may be issued upon the exercise of the Option until such shares of Stock have been issued to him upon the due exercise of the Option.

     Section 5.3 Withholding of Taxes. The Company or any affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Stock) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option; provided, however, that the value of the shares of Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Committee may require Grantee to make a cash payment to the Company or an affiliate equal to the amount required to be withheld. If Grantee does not make such payment when requested, the Company may refuse to issue any Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.

     Section 5.4 Nontransferability of Option. Except as expressly authorized by the Committee in writing, the Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of Grantee, the Option may be exercised only by Grantee or, during the period Grantee is under a legal disability, by Grantee's guardian or legal representative.

     Section 5.5 Agreement Subject to Charter, By-Laws and Governing Laws. This Agreement is subject to the Charter and By-Laws of the Company, and any applicable Federal or state laws, rules or regulations, including without limitation, the laws, rules, and regulations of the State of Maryland, other than the conflict of laws principles thereof.

     Section 5.6 Gender. As used herein the masculine shall include the feminine as the circumstances may require.

     Section 5.7 Headings. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.
Section 5.8 Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

     Section 5.9  Entire Agreement; Modification.  The
Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

     Section 5.10 Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern, as interpreted by the Committee in good faith.

     IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.



ATTEST:                       ACE*COMM CORPORATION




                              By:





WITNESS:                      GRANTEE